UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

SENIOR HOUSING PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland	001-15319	04-3445278
(State of organization)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458
(Address including zip code of principal executive offices)

617-796-8350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 26, 2007, Senior Housing Properties Trust, or the Company, issued a press release containing a discussion of the restatement described in Item 4.02 below. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Restatement and non-reliance

On the date hereof, the Company has determined that its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for each of the periods ended March 31, June 30 and September 30, 2006 contain an error and need to be restated. The restatements will reflect the correction resulting from a misapplication of U.S. generally accepted accounting principles concerning the period in which debt extinguishment costs were recorded as an expense, as more fully discussed below. As a result of the correction, a $5.2 million loss on early extinguishment of debt, relating to the Company’s redemption of senior notes in January, 2006, will be recognized in the first quarter of 2006 rather than in the fourth quarter of 2005, as previously reported.

In light of the restatement, the Company’s previously filed financial statements and other financial information for the Company’s 2005 fiscal year, for the fourth quarter in that year and for each of the first three quarters of 2006 should not be relied upon.

Background

On January 22, 2007, the Company’s management became aware of a likely error in the application of accounting principles used in connection with the preparation of the Company’s audited financial statements for the fiscal year ended December 31, 2005. For the fiscal year and quarter ended that date, the Company recognized a $5.2 million loss on early extinguishment of debt relating to the Company’s redemption of $52.5 million of senior notes in January 2006. The notes had been called for redemption in December 2005. The $5.2 million loss included a $4.1 million redemption premium and a $1.1 million non-cash write-off of deferred financing fees and unamortized discount relating to these notes. After studying the issue, the Company’s management concluded that under applicable U.S. generally accepted accounting principles, this loss should have been recognized in the first quarter of fiscal 2006, when the notes were redeemed, rather than in the fourth quarter of 2005, when the notes had been called for redemption. Management of the Company then recommended to the Audit Committee of the Company’s Board of Trustees that previously reported financial results be restated to reflect the recognition of this $5.2 million loss in the first quarter of 2006 rather than the fourth quarter of 2005, and that the year to date statements of income and cash flows for the second and third quarters of 2006 also be restated to reflect the first quarter restatement. The Audit Committee discussed and agreed with this recommendation. At a meeting on January 26, 2007, the Board of Trustees adopted the recommendation of the Audit Committee and determined that previously reported results for the Company should be restated and, therefore, that the previously filed financial statements and other financial information referred to above should not be relied upon.

Management expects to file restated financial statements for the year ended December 31, 2005 and for the periods ended March 31, June 30, and September 30, 2006 with the Securities and Exchange Commission on or before the due date for the Company’s 2006 annual report on March 1, 2007.

The Audit Committee of the Company’s Board of Trustees has discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 9.01(d) Exhibits

The Company hereby furnishes the following exhibit:

99.1 Press Release dated January 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST By: /s/ David J. Hegarty
David J. Hegarty President and Chief Operating Officer

Date: January 26, 2007